F&G Annuities & Life Announces $250 Million Investment From Fidelity National Financial Des Moines, Iowa, January 16, 2024 – F&G Annuities & Life, Inc. (NYSE: FG) (F&G or the Company) today announced the closing of a $250 million preferred stock investment from parent Fidelity National Financial, Inc. (“FNF”). F&G intends to use net proceeds from the investment to support the growth of its insurance company subsidiaries. Under the terms of the agreement, FNF has agreed to invest $250 million in exchange for 5,000,000 shares of F&G’s 6.875% Series A Mandatory Convertible Preferred Stock, par value $0.001 per share (the “Mandatory Convertible Preferred Stock”). Each share of Mandatory Convertible Preferred Stock will have a liquidation preference of $50.00 per share. Unless earlier converted at the option of the holder, each outstanding share of the Mandatory Convertible Preferred Stock will automatically convert into shares of common stock of F&G on January 15, 2027 (the “Mandatory Conversion Date”). Upon conversion on the Mandatory Conversion Date, the conversion rate for each share of the Mandatory Convertible Preferred Stock will be no more than 1.1111 shares of common stock and no less than 0.9456 shares of common stock per share of Mandatory Convertible Preferred Stock, depending on the value of F&G’s common stock. The offer and sale of the foregoing securities were made in a private placement pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Rule 506(b) of Regulation D promulgated thereunder. These securities have not been registered under the Securities Act or applicable state securities laws. Accordingly, neither the Mandatory Convertible Preferred Stock, nor the common stock into which the Mandatory Convertible Preferred Stock is convertible, may be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from registration requirements. The agreement was negotiated pursuant to market terms and pricing by a Special Committee of F&G’s Board of Directors comprised of independent members of the Board (the Special Committee), in consultation with Barclays serving as independent financial advisor, as well as Sullivan & Cromwell LLP serving as independent legal counsel. This press release is for informational purposes only and is not intended to and shall not constitute an offer to sell, or the solicitation of an offer to sell or the solicitation of an offer to buy, any securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About F&G F&G Annuities and Life, Inc. is committed to helping Americans turn their aspirations into reality. F&G is a leading provider of insurance solutions serving retail annuity and life customers and institutional clients and is headquartered in Des Moines, Iowa. For more information, please visit fglife.com. Forward-Looking Statements and Risk Factors This press release contains forward-looking statements that are subject to known and unknown risks and uncertainties, many of which are beyond our control. Some of the forward-looking statements can be identified by the use of terms such as “believes”, “expects”, “may”, “will”, “could”, “seeks”, “intends”, “plans”, “estimates”, “anticipates” or other comparable terms. Statements that are not historical facts, including statements regarding our expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward- looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: the potential impact of the consummation of the investment by FNF in F&G on relationships, including with employees, suppliers, customers and competitors; the use of proceeds from the investment by FNF; our ability to successfully realize the anticipated benefits of the investment; general economic conditions and other factors, including prevailing interest and unemployment rate levels and stock and credit market performance; natural disasters, public health crises, international tensions and conflicts, geopolitical events, terrorist acts, labor strikes, political crisis, accidents and other events; concentration in certain states for distribution of our products; the impact of interest rate fluctuations; equity market volatility or disruption; the impact of credit risk of our counterparties; changes in our assumptions and estimates regarding amortization of our deferred acquisition costs, deferred sales inducements and value of business acquired balances; regulatory changes or actions, including those relating to regulation of financial services affecting (among other things) underwriting of insurance products and regulation of the sale, underwriting and pricing of products and minimum capitalization and statutory reserve requirements for insurance companies, or the ability of our insurance subsidiaries to make cash distributions to us; and other factors discussed in “Risk Factors” and other sections of F&G's Form 10-K and other filings with the Securities and Exchange Commission (SEC). SOURCE F&G Annuities & Life, Inc. Contact: Lisa Foxworthy-Parker SVP of Investor & External Relations Investor.relations@fglife.com 515.330.3307